BEECH CREEK MORTGAGE AND SECURITY AGREEMENT



	This Beech Creek Mortgage and Security Agreement (this "Mortgage") is executed and delivered this 4th day of August, 1995, by Champion Parts, Inc., an Illinois corporation (the "Company"), to LaSalle National Bank, a national banking association ("LaSalle"), as successor to both Exchange National Bank of Chicago and American National Bank and Trust Company of Chicago, NBD Bank ("NBD"), and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris") [LaSalle, NBD and Harris are collectively, together with their respective successors and permitted assigns, the "Banks"], and LaSalle in its capacity as both Agent and Collateral Agent for the Banks (the Banks and LaSalle, in its capacity as both Agent and Collateral Agent for the Banks are each a "Mortgagee" and collectively the "Mortgagees").



				W I T N E S S E T H:



	WHEREAS, the Banks have provided certain extensions of credit, loans and other financial accommodations to the Company pursuant to (a) that certain Amended and Restated Credit Agreement dated as of March 31, 1993, by and between the Company and the Mortgagees, as amended from time to time (collectively the "Credit Agreement"), (b) (i) that certain Reimbursement
Agreement dated as of December 1, 1991, by and between the Company and NBD (the "IRB Agreement"), and (ii) that certain
Standby Letter of Credit Application and Reimbursement and
Security Agreement dated December 30, 1991, by and between the Company and NBD (the "Workmen's Compensation Agreement"), and
(c) any and all other agreements, documents and instruments executed and delivered by the Company to any or all of the Banks, the Agent or the Collateral Agent (collectively the
"Champion Other Agreements") [the Champion Other Agreements, together with the Credit Agreement, the IRB Agreement and the Workmen's Compensation Agreement are collectively the "Champion
Loan Documents");



	WHEREAS, the Company has requested, among other things, that the Banks provide an additional extension of credit in the amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extend the "Termination Date" (as defined in the Credit Agreement) through
January 8, 1996, and amend certain other provisions contained in the Credit Agreement; and



	WHEREAS, the Banks are willing to provide an additional extension of credit in the amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extend the Termination Date through January 8, 1996, and amend certain other provisions contained in the Credit Agreement, but solely on the terms and subject to the conditions set forth in that certain Third Amendment to the Amended and Restated Credit Agreement of even date herewith by and between the Company and the Mortgagees (the "Third Amendment to the Amended and Restated Credit Agreement") and this Mortgage.

_______________________________

THIS INSTRUMENT PREPARED BY AND AFTER RECORDING SHOULD BE
RETURNED TO:





PIN:                    12-01-072A                      Fagel & Haber

Common Addresses:       Route 150 Beech                 South Dearborn
			Creek Industrial Park           Street
			Park                            Suite 1400
			Beech Creek, Pennsylvania       Chicago, Illinois
							60603
							Attn.:  Victor A.
							Des Laurier, Esq.



	NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, the Company hereby covenants unto and agrees with the Mortgagees as set forth in this Mortgage.



1.  DEFINITIONS AND TERMS



	1.1 The following words, terms or phrases shall have the meanings set forth below:



		(A) "Charges": shall mean all national, federal, state, county, city, municipal or other governmental (including, without limitation, any instrumentality, division, agency, body or department thereof) taxes, levies, assessments, charges, water charges, sewer service charges, liens, claims or encumbrances upon or relating to the "Mortgaged
Property" (hereinafter defined), the "Liabilities" (hereinafter defined) or the "Obligations" (hereinafter defined).



		(B) "Documents": shall mean any mortgage, deed of trust or similar instrument, assignment of leases, assignment of rents, promissory note, security agreement, guaranty, financing statement, assignment of insurance, loss payable clause, mortgage title insurance policy, letter of opinion, waiver letter, estoppel letter, consent letter, non-offset letter, insurance certificate, appraisal, survey and any other similar such agreements, instruments or documents.



		(C) "Encumbrances": shall mean all liens, security interests, liabilities, claims, debts, exceptions, easements, restrictions, Charges and any other types of encumbrances.



		(D) "Environmental Laws": shall mean all federal, state and local environmental, health or safety statutes, laws or regulations now or hereafter enacted.



		(E) "Equipment": shall mean all now existing or owned and hereafter arising or acquired apparatus, machinery, equipment, furniture, fixtures and other articles of personal property of any and every kind and nature whatsoever, required for use in, on, or in connection with the "Premises" (hereinafter defined) or the management, maintenance, operation or business thereof and all replacements thereof, substitutions therefor and accessions thereto, including, without limitation, any such item now or at any time or times hereafter situated on the Premises and used to supply or otherwise deliver heat, gas, air conditioning, water, light, electricity, power, plumbing, refrigeration, sprinkling, ventilation, mobility, communication, incineration, and all other related or other such services;
provided, however, the definition of Equipment shall not include those items of equipment listed in paragraph 2 on Schedule 9.3 of the Credit Agreement.



		(F) "Event of Default": shall mean the definition ascribed to this term in Paragraph 6.1 below.



		(G) "Hazardous Substance" means any (i) toxic or hazardous waste, (ii) pollutants or substances, including, without limitation, asbestos, Leerier, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" in the Comprehensive
Environmental Response, Compensation and Liability Act of 1980
("CERCLA") as amended, 42 U.S.C. 9601, et seq., "hazardous materials" in the Hazardous Materials Transportation Act, as amended, 49 U.S.C. e1802, et seq., "hazardous waste" in The
Resource Conservation and Recovery Act, as amended, 49 U.S.C.
6901, et seq., (iii) any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15
U.S.C. e 2601, et seq., (iv) any "toxic pollutant" under the Clean Water Act, as amended, 33 U.S.C. e 1251, et seq., (v) any
"hazardous air pollutant" under the Clean Air Act, as amended, 42 U.S.C. e 7401, et seq., and (vi) any hazardous, toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.



		(H) "Leases": shall mean all present and future leases, agreements, tenancies, licenses and franchises of or relating to the Mortgaged Property, or in any way, manner or respect required, existing, used or useable in connection with the Mortgaged Property, or the management, maintenance, operation or business thereof, and all deposits of money as advance rent or for security under any or all of the Leases and all guaranties of any lessee's performances thereunder.



		(I) "Liabilities": shall mean any and all debts, claims, obligations, demands, monies, liabilities or indebtedness of any and every kind or nature heretofore, now or hereafter owing, arising, due or payable from the Company and/or CPR Properties, Inc., a California corporation ("CPR"), to any or all of the Mortgagees, however evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, indirect, absolute, contingent, fixed, determinable, undeterminable, insured and uninsured, whether pursuant to the terms and provisions of this Mortgage, the Other Agreements or otherwise, including, without limitation, all advances made to protect and preserve the value of the Mortgaged Property and the priority of the Mortgagees' lien thereon.



		(J) "Mortgaged Property": shall mean (1) the Premises; (2) the "Rents" (hereinafter defined); (3) the Leases; (4) the
Equipment; (5) all present and future judgments, awards of damages and settlements made as a result or in lieu of any taking of the Premises, the Equipment or the Leases, or any part thereof, whether under the power of eminent domain or otherwise, or for any damage, whether caused by such taking or otherwise thereto; (6) all present and future insurance policies in force or effect insuring the Premises, the Rents, the Leases or the Equipment; and (7) all proceeds of each and every of the foregoing.



		(K) "Obligations": shall mean all covenants, duties, obligations and agreements of the Company and/or CPR to and with any or all of the Mortgagees, whether pursuant to this Mortgage, the Other Agreements or otherwise.



		(L) "Other Agreements": shall mean all agreements, instruments and documents heretofore, now or from time to time hereafter executed by, or on behalf of, the Company or CPR, and delivered to any or all of the Mortgagees, including, without limitation, (1) that certain Promissory Note of even date herewith executed and delivered by the Company to LaSalle in the principal amount of Eight Million Two Hundred Fifty-Eight
Thousand Sixty-Four and 48/100 Dollars ($8,258,064.48); (2) that certain Promissory Note of even date herewith executed and delivered by the Company to NBD in the principal amount of Four
Million Six Hundred Forty-Five Thousand One Hundred Sixty-One and 28/100 Dollars ($4,645,161.28); (3) that certain Promissory
Note of even date herewith executed and delivered by the Company to Harris in the principal amount of Three Million Ninety-Six
Thousand Seven Hundred Seventy-Four and 24/100 Dollars
($3,096,774.24); (4) the Champion Loan Documents; (5) that certain Deed of Trust, Assignment of Rents, and Security
Agreement - California of even date herewith by and among CPR, Chicago Title Insurance Company and the Mortgagees (the
"California Deed of Trust"); (6) the Third Amendment to Amended and Restated Credit Agreement, and (7) renewals, modifications, amendments or substitutions to any of the foregoing.



		(M) "Person": shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government, whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof.



		(N) "Premises": shall mean all of the real property, and all of the Company's estate, right, title and interest therein, situated, lying and being in the City of Beech Creek, County of Clinton, State of Pennsylvania, and commonly known as Route 150
Beech Creek Industrial Park, Beech Creek, Pennsylvania, as legally described on Exhibit "A", together with all buildings, improvements, tenements, easements, hereditaments and appurtenances now or at any time or times hereafter upon, belonging or otherwise appertaining to or situated on said real estate and all heretofore or hereafter acquired roads, alleys, streets and other public ways abutting said real estate.



		(O) "Rents": shall mean all present and future rents, issues, deposits, income, profits and proceeds of, from or relating to the Premises, the Leases or the Equipment.



2.  CONVEYANCE



	2.1 To secure the full and timely payment of the Liabilities, and the full and timely performance of the Obligations, the Company hereby warrants, grants, gives, bargains, confirms, assigns, pledges, sets over, transfers, sells, conveys, remises, releases and otherwise mortgages to the Banks and the Collateral
Agent for the ratable benefit of the Banks, their respective successors and assigns, the Mortgaged Property, whether real, personal or mixed.



	2.2 This Mortgage shall operate as and constitute a Security Agreement with respect to that portion of the Mortgaged Property constituting property or interests in property, whether real or personal, tangible or intangible, which are subject to the Uniform Commercial Code with respect to the priority and perfection of security interests or any similar law, statute, code or other governing body of law. Therefore, to secure the full and timely payment of the Liabilities and the full and timely performance of the Obligations, the Company hereby grants to the Banks and the Collateral Agent for the ratable benefit of the Banks, their respective successors and assigns, a security interest and lien in and to the Mortgaged Property.

	2.3 Upon the request of the Collateral Agent (at the direction of the "Majority Banks", as defined in the Credit Agreement), at the Company's sole cost and expense, the Company will promptly make, execute and deliver or will cause to be made, executed and delivered to or for the benefit of the Mortgagees, in form and substance acceptable to the Mortgagees, all Documents necessary or appropriate to evidence, document or conclude the transactions described in or contemplated by this Mortgage and the Other Agreements, or required to perfect or continue perfected the first position priority mortgage lien and security interest granted herein by the Company to the Banks and the Collateral Agent for the ratable benefit of the Banks upon the Mortgaged Property (collectively the "Mortgagee's Lien").



3.  REPRESENTATIONS, WARRANTIES AND COVENANTS



	3.1 The Company represents, warrants and covenants unto the Mortgagees as follows:



		(A) The Company will fully and timely pay, or cause to be paid, when due or declared due, the Liabilities and will fully and timely perform, discharge, observe and comply with each and every of the Obligations.



		(B) The Company now has and hereafter shall maintain the standing, right, power and lawful authority to own the Mortgaged
Property, to carry on the business of and operate the Mortgaged
Property, to enter into, execute and deliver this Mortgage and the Other Agreements, and to pledge, mortgage and encumber the Mortgaged Property to the Banks and the Collateral Agent for the ratable benefit of the Banks.



		(C) The Company now and at all times hereafter shall perform all of the transactions described in or contemplated by this Mortgage and the Other Agreements.



		(D) To the best of the Company's knowledge after due and diligent inquiry, the execution, delivery and performance by the Company of and under this Mortgage and the Other Agreements (i) does not and will not constitute a violation of any applicable law, and (ii) does not and will not conflict with or result in a default or breach of or under any obligation arising, existing or created by or under any agreement, instrument, document, mortgage, deed, trust deed, note, judgment, order, award, decree or other restriction to which the Company now is or hereafter shall become a party or by which the Company or any of the Mortgaged Property is or hereafter shall become bound.



		(E) The Company has duly filed and shall continue to timely file all federal and state tax returns which the Company is required by law to file with respect to the Mortgaged Property and the operation and business thereof. All taxes and other sums which are shown to be payable under such returns have been and shall be fully and timely paid and the Company has and shall continue to maintain adequate reserves in an amount to fully pay all such liabilities as hereafter may accrue.



		(F) All of the Leases, if any, are and shall remain (i) genuine, (ii) in all respects what they purport to be, (iii) free of set-offs, counterclaims or disputes, and (iv) valid and enforceable in accordance with their terms. There are currently no breaches, defaults or events of default under the Leases.
All parties to the Leases have and shall have the capacity to contract thereunder. Except for security deposits provided for under the Leases as indicated by the Company to the Collateral
Agent in writing, no advance payments have been or shall be made thereunder.



		(G) There is no litigation, action, claim or proceeding pending or, to the best of the Company's knowledge, threatened which might, in any way, manner or respect, affect the Mortgaged
Property, the operation or the business thereof or the Mortgagees' Lien.



		(H) To the best of Company's knowledge after due and diligent inquiry, the Company possesses and holds and shall maintain adequate properties, interests in properties, leases, licenses, franchises, rights and other permits, certificates, consents and approvals to conduct and operate the business of the Mortgaged
Property. None of the foregoing contain or shall contain any term or condition that is burdensome to said business and different than those customarily possessed or held by other
Persons conducting or operating a similar business.



		(I) To the best of Company's knowledge after due and diligent inquiry, the location, existence and use of the Premises and the Equipment are and shall remain in compliance with all applicable laws, rules, ordinances and regulations, including, without limitation, building and zoning laws, and all covenants and restrictions of record.



		(J) The Company or the tenants under the Leases, as the case may be, are and shall remain in peaceful possession of the Premises and the Equipment, and the Company will forever warrant and defend title to the Mortgaged Property from and against any and all claims and Encumbrances thereon or thereto, except as otherwise allowed herein.



		(K) To the best of the Company's knowledge after due and diligent inquiry: (i) the Company is not and shall not be using the Mortgaged Property for any purpose in violation of any applicable Environmental Laws, health or safety laws, rules or regulations, including, but not limited to, the Resource
Conservation and Recovery Act, as amended ("RCRA"), the Toxic
Substances Control Act, as amended ("TSCA"), the Comprehensive
Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Clean Air Act, as amended ("CAA"), and the Clean Water Act, as amended ("CWA"), regulations thereunder and corresponding state statutes and regulations, except as set forth on Exhibit "B"; (ii) the Company has all required permits, certificates, consents and approvals required under any applicable Environmental Laws, health or safety laws, rules or regulations; and (iii) the Company is in compliance with all applicable Environmental Laws, health and safety laws, rules or regulations in connection with the use of the Mortgaged
Property, except as set forth on Exhibit "B".



		(L) All hazardous waste accumulations at the Mortgaged Property shall be in tanks or containers, as defined in 46.10
C.F.R. 260.10, and shall be in compliance with applicable United
States Environmental Protection Agency and State of Pennsylvania small quantity generator limitations under RCRA, regulations thereunder and corresponding Pennsylvania statutes and regulations.



		(M) As of the date hereof and at all times hereafter, there are no underground storage tanks on the Premises and not more than one (1) above ground storage tank on the Premises, as described on Exhibit "B".



		(N) Except as set forth on Exhibit "B", no burial, disposal or landfilling of hazardous waste or hazardous substances, regulated substances or other pollutants (as such are defined in RCRA, TSCA, CERCLA, CAA or CWA) will be carried on at the Mortgaged Property. Further, the Company shall operate no surface impoundment, lagoon, or other earthen device for the purposes of treatment, storage or disposal of hazardous wastes and hazardous substances.



		(O) Except as set forth on Exhibit "B", the Company shall not use, release or cause to be used or released asbestos as defined by 29 C.F.R. 1910.1001(a). Any repairs, maintenance or modifications to the Mortgaged Property which may result in release of asbestos shall be performed by or under the supervision of personnel appropriately accredited by the State of Pennsylvania or the United States Environmental Protection
Agency.



		(P) The Company will, within fifteen (15) days of receipt thereof, provide the Collateral Agent with a copy of any administrative, civil or criminal complaint received by the Company alleging (i) violations of environmental, health and safety statutes, ordinances or regulations, (ii) bodily injury in an amount in excess of Twenty-Five Thousand and no/100
Dollars ($25,000.00) for any single claim, or Fifty Thousand and no/100 Dollars ($50,000.00) in the aggregate, in connection with the Mortgaged Property; or (iii) property damage in connection with the Mortgaged Property.



		(Q) The Company hereby agrees to defend, indemnify and hold the Mortgagees harmless from and against, and shall reimburse the Mortgagees for, any and all losses, claims, liabilities, damages, injunctive relief, injuries to person, property or natural resources, costs and expenses or actions or causes of action arising or in connection with the release or presence of any Hazardous Substance or the violation or breach of any Environmental Laws in connection with the Company's ownership of the Premises, whether foreseeable or unforeseeable, irrespective of the source of such release or when such release occurred or is discovered (the "Environmental Indemnity"). The
Environmental Indemnity includes, without limitation, all costs
(i) of removal, remediation of any kind and disposal of such Hazardous Substances; (ii) of determining whether the Premises are in compliance, and all costs associated with causing the Premises to be in compliance, with all applicable Environmental
Laws; (iii) associated with any violation or compliance with any Environmental Laws; (iv) associated with claims for damages to persons, property or natural resources; and (v) which the Mortgagees have incurred, including, but not limited to, attorneys' and consultants' fees and court costs. The
Environmental Indemnity shall not include any losses, claims, liabilities, damages, costs or expenses caused as a result of the wilful conduct or gross negligence of the Mortgagees.



		(R) If the Collateral Agent (at the direction of the Majority Banks) takes legal title to or becomes the beneficial owner of all or any portion of the Premises, whether through any judicial sale, non-judicial sale, deed in lieu of foreclosure or otherwise, this Environmental Indemnity shall remain in full force and effect, including, without limitation, with respect to Hazardous Substances which were initially introduced or released at the Premises prior to the Collateral Agent acquiring title to or becoming the beneficial owner of the Premises and the continuing migration or release of a Hazardous Substance previously introduced at or near the Premises or Hazardous
Substances which are situated at the Premises prior to the Collateral Agent taking title to or becoming the beneficial owner of the Premises, but are removed by the Collateral Agent subsequently thereto.



		(S) The Environmental Indemnity shall survive repayment of the Liabilities, any voluntary or involuntary transfer of title to the Premises, any transfer by foreclosure or by a deed in lieu of foreclosure or any bankruptcy or other insolvency proceeding.



		(T) The Company, its successors and permitted assigns, hereby waives, releases and agrees not to make any claim or bring any action against any Mortgagee under any of the Environmental
Laws. The Company covenants unto and agrees with the Mortgagees that any violation or breach of any of the Environmental Laws shall be fully remediated and corrected prior to the Collateral
Agent obtaining title to or exclusive possession of the Premises as evidenced by current clean Phase I and Phase II environmental reports. It is expressly understood and agreed that to the extent that any Mortgagee is strictly liable under any Environmental Laws, the Company's obligations to the Mortgagees under this Environmental Indemnity shall likewise be without regard to fault on the part of the Company with respect to the violation or condition which results in liability to any Mortgagee.



		(U) To the best of the Company's knowledge after due and diligent inquiry, there are no unpaid assessments in connection with the Mortgaged Property nor any assessment liens arising from the non-payment of any such assessments.



	3.2 The Company further represents, warrants and covenants unto the Mortgagees as follows:



		(A) The Company is and shall be lawfully seized, possessed and the owner of and has good and indefeasible, marketable fee-simple title to the Mortgaged Property, free and clear of all Encumbrances, except for the Mortgagees' Lien, any liens hereafter granted to the Banks and the Collateral Agent for the ratable benefit of the Banks, and those Encumbrances described on Exhibit "C" to this Mortgage (the "Permitted Encumbrances").



		(B) The Company will (i) not materially change the use or character of or abandon the Premises, (ii) keep the Premises and Equipment in good condition and repair, and (iii) not commit or suffer waste and will make all necessary repairs, replacements and renewals, including, but not limited to, the replacement of any items of the Equipment so that the value and operating efficiency thereof shall at all times hereafter be maintained and preserved. The Company shall not remove any trade fixture or demolish any building or improvement located in or on the Premises without the prior written consent of the Collateral
Agent (at the direction of the Majority Banks). The Company shall (iv) pay for and promptly complete any building or improvement at any time in the process of erection upon the Premises, (v) refrain from impairing or diminishing the value of the Premises or the Equipment, and (vi) make no material alterations to the Premises or the Equipment which in the opinion of the Collateral Agent (at the direction of the Majority Banks) diminishes its value. Subject to the provisions of subparagraphs 4.3 and 4.5(B) of this Mortgage, if the Collateral Agent (at the direction of the Majority Banks) elects to make all or a portion of any insurance, eminent domain or condemnation proceeds available to the Company, the Company shall promptly repair, restore or rebuild any building or improvement now or hereafter on the Premises which may become damaged or destroyed. The Company shall comply with all laws and municipal ordinances governing the Mortgaged Property and the use thereof. At all times during the term of this Mortgage and the Other Agreements, the Company shall permit any or all of the Mortgagees, and their agents, access to inspect the Premises.



		(C) The Company shall fully and timely pay and discharge, as and when due and payable, all Charges that may be at any time levied, assessed or imposed upon or against the Mortgaged
Property, or any part thereof. The Company shall, immediately upon the Collateral Agent's request (at the direction of the Majority Banks), deliver to the Collateral Agent receipts evidencing payment thereof or partial payment thereof if payable in installments, at least thirty (30) days before delinquency;
provided, however, that the Company shall have the right to contest in good faith, by an appropriate proceeding properly initiated and diligently conducted, the validity, amount or imposition of any Charges. and upon such good faith contest, to delay or refuse payment thereof, if (i) the Company establishes with the Collateral Agent (at the direction of the Majority
Banks) adequate reserves to satisfy in full such contested
Charges, and (ii) either such contest will not affect the priority or value of the Mortgagees' Lien or the Company otherwise insures the priority and value of the Mortgagees'
Lien. If at any time the United States of America shall require internal revenue stamps to be affixed to this Mortgage, the Company will pay for the same, together with any interest or penalties imposed in connection therewith.



		(D) Except for the Mortgagees' Lien, any liens hereafter granted to the Banks and the Collateral Agent for the ratable benefit of the Banks, and the Permitted Encumbrances, the Company shall keep the Mortgaged Property free and clear of all Encumbrances of any and every kind and nature including, without limitation, mechanics' liens and other similar liens or claims for liens. The Company shall promptly pay or cause to be paid, as and when due and payable or when declared due and payable, any indebtedness which may become, or be secured by, an Encumbrance and, immediately upon request by the Collateral
Agent (at the direction of the Majority Banks) shall deliver to the Collateral Agent evidence satisfactory to the Collateral
Agent (at the direction of the Majority Banks) of the payment and discharge thereof; provided, however, that the Company shall have the right to contest in good faith, by an appropriate proceeding properly initiated and diligently conducted, the validity, amount or imposition of any Encumbrances, and upon such good faith contest, to delay or refuse payment thereof, if
(i) the Company establishes with the Collateral Agent (at the direction of the Majority Banks) adequate reserves to satisfy in full such contested Encumbrances, and (ii) either such contest will not affect the priority or value of the Mortgagees' Lien or the Company otherwise insures the priority and value of the Mortgagees' Lien. If, in accordance with the terms of this Mortgage, the Collateral Agent (at the direction of the Majority
Banks) makes payment of any such Encumbrance to a claimant, the Collateral Agent shall be subrogated to the rights of such claimant, notwithstanding that the Encumbrance may be released of record.



		(E) The Company shall not, at any time or times hereafter, pledge, hypothecate, encumber, sell, permit or otherwise transfer all or any portion of the Mortgaged Property or the Company's interest therein, unless the Mortgagees receive the "Release Amount" described in Section 7.9.



		(F) All present and future items of fixtures, Equipment, furnishings or other tangible personal property, whether or not constituting a part of the Mortgaged Property, related, necessary to or used or useable in connection with any present or future building or improvement on the Premises, or the operation or business thereof, are and will be owned free and clear of all Encumbrances, except for the Mortgagees' Lien, any liens hereafter granted to the Banks and the Collateral Agent for the ratable benefit of the Banks and the Permitted
Encumbrances, and the Company will not acquire any such property subject to any Encumbrance, except for the Mortgagees' Lien, any lien hereafter granted to the Banks and the Collateral Agent for the ratable benefit of the Banks and the Permitted Encumbrances.



	3.3 Upon an Event of Default or if the Company fails to (A) keep the Premises and Equipment in good operating condition and repair or to replace or maintain the same as herein agreed, (B) pay the premiums for the insurance coverage which is required to be maintained hereunder, or (C) pay and discharge all Encumbrances as herein agreed, the Collateral Agent (at the direction of the Majority Banks) may, but shall not be obligated to, cause such repairs or replacements to be made, obtain such insurance or pay and discharge such Encumbrances. Any amounts paid by the Collateral Agent (at the direction of the Majority
Banks) in taking such action together with interest thereon at the "Default Rate" (as defined in the Credit Agreement) shall be due and payable by the Company to the Collateral Agent upon demand, and shall constitute a part of the Liabilities secured by this Mortgage and the Other Agreements. Notwithstanding the foregoing, such advances by the Collateral Agent shall not cure, or be deemed to cure any Event of Default hereunder or under the Other Agreements, or impair any of the Mortgagees' rights or remedies hereunder, under the Other Agreements, at law, in equity or otherwise. In making any such payments, the Collateral Agent (at the direction of the Majority Banks) may rely upon any bills, invoices, instruments or documents delivered to it by the Company, an issuer or any such payee and shall not be liable for any failure to make payments in any amounts other than as set forth in any such bills, invoices, instruments or documents.



4.  TAXES, INSURANCE AND CONDEMNATION



	4.1 The Company represents, warrants and covenants unto the Mortgagees that the Company, at all times, shall keep and maintain the Premises and the Equipment fully insured, without co-insurance, against loss or damage by, or abatement of rental income resulting from, fire and such other hazards, casualties and contingencies as the Collateral Agent (at the direction of the Majority Banks) may, from time to time, require with insurance companies, and in form, amounts and for such periods as are satisfactory to the Collateral Agent (at the direction of the Majority Banks) but, in any event, for not less than the full replacement cost of the Premises and the Equipment. All such policies and renewals thereof shall contain, in form and substance acceptable to the Collateral Agent (at the direction of the Majority Banks) standard Lenders' Loss Payable clauses naming the Collateral Agent as loss payee and the Banks as additional insured as their interest may appear, together with a standard waiver of subrogation endorsement and shall be delivered to the Collateral Agent, with premiums therefor paid in full by the Company. All policies shall contain an endorsement that the insurer may not change, cancel or modify the same without thirty (30) days prior written notice to the Mortgagees. The Company will provide, within three (3) days of such loss or damage, written notice to Mortgagees of any loss or damage in excess of Twenty-Five Thousand and no/100 Dollars
($25,000.00) to the Premises or the Equipment caused by any casualty. In the event of a deed in lieu of foreclosure or other foreclosure of title to the Mortgaged Property, all right, title and interest of the Company in and to any policies then in force shall pass to the purchaser, grantee or assignee.



	4.2 The Company hereby authorizes the Collateral Agent (at the direction of the Majority Banks):



		(A) to settle and compromise all claims under all insurance policies;



		(B) to demand and receive all proceeds payable under all insurance policies;



		(C) to execute, in the name of the Company or the name of the Mortgagees, any proofs of loss, notices or other instruments in connection with all claims under all policies; and



		(D) to assign all policies to any holder of the Liabilities or to the grantee of the Mortgaged Property in the event of the foreclosure or other transfer of title to the Mortgaged
Property.



	4.3 In the event of payment of proceeds under any of the insurance policies, the Company acknowledges and agrees that the proceeds of any of the insurance policies shall be paid by the insurer to the Collateral Agent and the Collateral Agent (at the direction of the Majority Banks) may, in whole or in part after deducting all costs and expenses incurred by the Mortgagees in connection with the collection of such proceeds, including the Mortgagees' attorneys' fees, either:



		(A) make available to the Company all or a portion of such proceeds necessary to replace, reconstruct, repair or restore the Premises and the Equipment or any portion thereof;



		(B) apply all or a portion of such proceeds as payment on account of the Liabilities pursuant to the terms and provisions of this Mortgage, including, but not limited to, the payment of any costs, fees and expenses due and owing by the Company to the Mortgagees;



		(C) apply such proceeds, in whole or in part, to satisfy, perform or discharge any of the Obligations;



		(D) require that the Company continue paying the Liabilities as and when due and payable notwithstanding any loss of use of all or any part of the Mortgaged Property; or



		(E) if, prior to the receipt by the Collateral Agent of proceeds of such policies, the Mortgaged Property shall have been transferred pursuant to a deed in lieu of foreclosure or otherwise sold or transferred by foreclosure of this Mortgage, the Collateral Agent (at the direction of the Majority Banks) shall receive proceeds of such policies to the extent of any deficiency with interest thereon at the Default Rate, and the attorneys' fees, costs, expenses and disbursements incurred by the Mortgagees in connection with the collection of the proceeds of such policies, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied.



	4.4 The Company further represents, warrants and covenants unto the Mortgagees that it shall fully and timely pay all insurance premiums and all real estate and other taxes in connection with the Mortgaged Property and shall deliver to the Collateral Agent evidence satisfactory to the Collateral Agent (at the direction of the Majority Banks) of the payment of all insurance premiums and all real estate and other taxes.



	4.5 The Company further represents, warrants and covenants unto the Mortgagees as follows:



		(A) All awards now or hereafter made by any public or quasi-public authority to or for the benefit of the Company in any way, manner or respect affecting, arising from or relating to the Mortgaged Property, or any portion thereof, by virtue of an exercise of the right of eminent domain by such authority, including, without limitation, any award for taking of title, possession, right of access to a public way or for any change of grade of streets affecting the Mortgaged Property, hereby are assigned to the Banks and the Collateral Agent for the ratable benefit of the Banks as additional security for the full and timely payment of the Liabilities and the full and timely performance of the Obligations, and for such purpose, the Company hereby grants to the Banks and the Collateral Agent for the ratable benefit of the Banks a security interest therein.



		(B) The Collateral Agent (at the direction of the Majority Banks) is hereby authorized, directed and empowered to collect and receive all such awards and to give proper receipts therefor whether in the Company's name, in the Mortgagees' name or in both names, and may after deducting all costs and expenses of collecting such awards, including, but not limited to, the Mortgagees' attorneys' fees:



		    (1) make available to the Company all or a portion of such awards necessary to replace, reconstruct, repair or restore the Premises and the Equipment or any portion thereof;



		    (2) apply all or a portion of such awards as payment on account of the Liabilities pursuant to the terms and provisions of this Mortgage, including, but not limited to, the payment of any costs, fees and expenses due and owing by the Company to the Mortgagees;



		    (3) apply such awards, in whole or in part, to satisfy, perform or discharge any of the Obligations;



		    (4) require that the Company continue paying the Liabilities as and when due and payable notwithstanding any loss of use of all or any part of the Mortgaged Property; or



		    (5) if, prior to the receipt by the Collateral Agent of such proceeds, the Mortgaged Property shall have been transferred pursuant to a deed in lieu of foreclosure or otherwise sold or transferred by foreclosure of this Mortgage, the Collateral
Agent shall receive such proceeds to the extent of any deficiency with interest thereon at the Default Rate, and the attorneys' fees, costs, expenses and disbursements incurred by the Mortgagees in connection with the collection of such proceeds, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied.



		(C) The Company, promptly after request by the Collateral Agent (at the direction of the Majority Banks), shall make, execute and deliver or cause to be made, executed and delivered to or for the benefit of the Mortgagees any and all assignments and other instruments sufficient to assign, and cause the payment directly to the Collateral Agent of, all such awards, free and clear of all Encumbrances, except for the Mortgagees'
Lien, any Liens hereafter granted to the Banks and the Collateral Agent for the ratable benefit of the Banks and the Permitted Encumbrances. Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, the Company shall continue to pay all of the Liabilities as and when due and payable.



5.  LEASES AND RENTS



	5.1 Provided an Event of Default does not exist under this Mortgage or the Other Agreements, the Company shall have the right to collect all of the Rents and shall hold the same, in trust, to be applied, except as otherwise provided by applicable law, first to the payment of all Charges upon the Mortgaged
Property, second to the cost of the maintenance of insurance policies upon the Mortgaged Property required hereby, and third to the maintenance and repairs to the Premises and Equipment required hereby, before using any part of the Rents for any other purposes.



	5.2 At all times, the Collateral Agent (at the direction of the Majority Banks) shall have the right to verify the validity, status of performance, amount of rentals and other sums due under the Leases, or any other matter relating to any or all of the Leases or a Person's use, occupancy or possession of the Premises, by mail, telephone, telegraph or otherwise, in the name of the Company, the Mortgagees, a nominee of the Mortgagees or in any or all of said names.



	5.3 The Company shall: (A) promptly upon the Company's receipt or learning thereof, inform the Mortgagees, in writing, of any assertion of any claims, offsets or counterclaims by any of the obligors of the Leases; (B) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature of or with respect to the Leases or the terms thereof except in the ordinary course of business of the Company; and (C) promptly upon the Company's receipt or learning thereof, furnish to and inform the Mortgagees of all adverse information relating to or affecting the financial condition of any lessee, tenant, guarantor or obligor under any of the Leases.



	5.4     The Company acknowledges and agrees that:



		(A) As of the date hereof, there are no Leases in connection with any or all of the Premises. The Company, not less than seven (7) days prior to execution thereof, shall provide the Mortgagees with copies of all Leases, amendments or renewals which the Company desires to enter into, which shall be reasonably acceptable to the Collateral Agent (at the direction of the Majority Banks).



		(B) Upon an Event of Default, the Collateral Agent (at the direction of the Majority Banks) may without notice thereof to the Company, notify any or all of the tenants, lessees, guarantors or obligors under any of the Leases that the Leases have been assigned to the Banks and the Collateral Agent for the ratable benefit of the Banks, and the Collateral Agent (at the direction of the Majority Banks) may direct said obligors thereafter to make all payments of rents and other sums due from them under the Leases directly to the Collateral Agent.



		(C) Upon an Event of Default and notice from the Collateral Agent, the Company shall irrevocably direct all obligors of the Leases to make all payments under the Leases directly to the Collateral Agent.



		(D) Upon an Event of Default and notice from the Collateral Agent, the Collateral Agent (at the direction of the Majority
Banks) may, without notice to the Company, (i) demand payment of the Rents and performance of the Leases; (ii) enforce payment of the Rents and performance of the Leases, by legal proceedings or otherwise, in the name of the Company, the Mortgagees or in both names; (iii) exercise any or all of the Company's rights, interests and remedies in and under the Leases; (iv) settle, adjust or compromise the Rents, or extend or renew the Leases;
(v) settle, adjust or compromise any legal proceeding brought to collect the Rents or obtain performance of the Leases; (vi) take possession, in any manner, of the Rents; (vii) prepare, file and sign the Company's name on any Proof of Claim in bankruptcy, or similar document in a similar proceeding, of any tenant, lessee, guarantor or obligor under any of the Leases; (viii) endorse the name of the Company upon any payments or proceeds of the Rents and apply the same to the Liabilities; and (ix) do all acts and things necessary to carry out any or all of the foregoing.



		(E) All of the foregoing payments and proceeds received by the Collateral Agent shall be utilized by the Collateral Agent (at the direction of the Majority Banks) for any one or more of the following purposes: (i) to be held by the Collateral Agent as additional collateral for the payment of the Liabilities; (ii) to be applied against the Liabilities pursuant to the terms and provisions of the Credit Agreement; (iii) to be applied against the Obligations, or the operation or business of the Mortgaged
Property as the Collateral Agent (at the direction of the Majority Banks) shall determine; or (iv) to be remitted to the Company.



6.  DEFAULT



	6.1 The occurrence of any one or more of the following shall constitute an "Event of Default" under this Mortgage:



		(A) The occurrence of a breach, default or event of default under this Mortgage or the Other Agreements;



		(B) The Company fails to fully and timely pay any of the Liabilities, when due and payable or declared due and payable;



		(C) The Company fails or neglects to timely perform, keep or observe any of the Obligations and such default is not cured within five (5) days after notice to the Company;



		(D) Any statement, report or certificate made or delivered to a Mortgagee by the Company, or any of such Mortgagee's partners, officers, employees or agents, is materially untrue, incorrect or incomplete;



		(E) Any of the Company's assets are seized, attached, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;



		(F) The Company makes an assignment for the benefit of creditors, or an application is made by or against the Company for the appointment of a receiver, trustee, custodian or conservator for the Company or any of the Company's assets;



		(G) A petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed by or against the Company;



		(H) The Company is enjoined, restrained or in any way prevented by court order from conducting any part of its business;



		(I) A lawsuit or other proceeding is filed by or against the Company to liquidate any of the Company's assets; or



		(J) A notice of a lien, levy or assessment is filed of record with respect to the Company or any of the Company's assets by the United States of America, any department, agency, or instrumentality thereof, or by any state, county, municipal or other governmental department, agency or instrumentality.



	6.2 Upon the occurrence of an Event of Default, without notice to or demand upon the Company, all of the Liabilities shall become immediately due and payable, and the Collateral
Agent (at the direction of the Majority Banks) may do any one or more of the following:



		(A) Without notice to the Company, foreclose upon the Mortgagees' Lien and exercise any rights or remedies granted to the Mortgagees under this Mortgage, the Other Agreements, or provided by law, in equity or otherwise. Upon an Event of Default, the Liabilities shall bear interest at the Default Rate.

		(B) Subject to applicable law, forcibly or otherwise, enter upon and take immediate possession of the Premises, expel and remove any Persons, goods or chattels occupying or upon the Mortgaged Property, receive all Rents, and issue receipts therefor, manage, control and operate the Mortgaged Property as fully as the Company might do if in possession thereof, including, but not limited to, the leasing of the Mortgaged
Property, or any part thereof, from time to time, and after deducting all attorneys' fees, costs, fees and expenses incurred in the protection, care, maintenance, management and operation of the Premises and the Equipment, apply the remaining net income, if any, to the Liabilities pursuant to the terms and provisions of the Credit Agreement. Such entry and taking of possession shall be accomplished either by actual entry and possession or by written notice in accordance with Paragraph 7.1 of this Mortgage. The Company agrees to surrender possession of the Premises and the Equipment to the Collateral Agent immediately upon the occurrence of an Event of Default. If, after an Event of Default, the Company shall remain in physical possession of the Premises or any part thereof, such possession shall be as a tenant at sufferance of the Collateral Agent, and the Company agrees to pay to the Collateral Agent, or to any receiver appointed as provided below, after an Event of Default, a monthly rental for the Premises and the Equipment, or the part thereof so occupied by the Company to be applied as provided above in the first sentence of this Subparagraph, and to be paid in advance on the first day of each calendar month, and, upon failure to do so, the Company may be dispossessed by the usual summary proceedings. In the event the Company shall so remain in possession of all, or any part of, the Premises and the Equipment, said monthly rental shall be in amounts established by the Collateral Agent (at the direction of the Majority
Banks). This covenant shall be effective irrespective of (i) whether any foreclosure proceeding shall have been instituted, and (ii) any application for, or appointment of, a receiver.



		(C) File one or more suits at law or in equity for the foreclosure of all or any portion of this Mortgage or to collect the Liabilities. In the event of the commencement of any such suit by the Collateral Agent (at the direction of the Majority
Banks), the Collateral Agent (at the direction of the Majority
Banks) shall have the right, either before or after sale, without notice and without bond which are hereby expressly waived by the Company, and without regard to the solvency or insolvency of the Company at the time of application and without regard to the then value of the Mortgaged Property or whether the same is then occupied, to make application for and obtain the appointment of a receiver for the Mortgaged Property. Such receiver shall have the power to collect the Rents during the pendency of such suit and, in case of a sale and a deficiency, during the full statutory period of redemption as well as during any further times when the Company, except for the appointment of such receiver, would be entitled to collect the Rents, and shall have all other powers which may be necessary or usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property. The court before which such suit is pending may from time to time authorize the receiver to apply the net income in his hands in payment, in whole or in part, of the Liabilities pursuant to the terms and provisions of the Credit Agreement. In case of a sale pursuant to foreclosure, the Premises may, but need not, be sold as one parcel.



		(D) If the Collateral Agent (at the direction of the Majority Banks) commences any suit to foreclose this Mortgage, the Collateral Agent (at the direction of the Majority Banks) shall have the right to apply to the court in which such proceedings are pending for entry of an order placing the Collateral Agent in possession of the Premises. If an order is entered placing the Collateral Agent in possession of the Mortgaged Property, the Collateral Agent (at the direction of the Majority Banks) may thereupon enter upon and take immediate possession of the premises, expel and remove any Persons, goods or chattels occupying or upon the Premises, receive all Rents and issue receipts therefor, manage, control and operate the Premises, including, but not limited to, the making of all repairs and replacements deemed necessary by the Collateral Agent (at the direction of the Majority Banks) and the leasing of the Premises or any part thereof, from time to time, and after deducting all attorneys' fees, costs, fees and expenses incurred in the protection, care, maintenance, management and operation of the Premises, apply the remaining net income, if any, to the Liabilities pursuant to the terms and provisions of the Credit
Agreement. Such entry and taking of possession shall be accomplished either by actual entry and possession or by written notice of entry of the order placing the Collateral Agent in possession in accordance with Paragraph 7.1 of this Mortgage.
If the Company shall remain in physical possession of the Premises after entry of an order placing the Collateral Agent in possession, the Company's possession shall be as a tenant at sufferance of the Collateral Agent, and the Company agrees to pay to the Mortgagees, or to any other Person authorized by the Mortgagees, after entry of such order, a monthly rental for the Premises, or the part thereof so occupied by the Company to be applied as provided above in the first sentence of Paragraph
6.2(B) and to be paid in advance on the first day of each calendar month, and, upon failure to do so, the Company may be dispossessed by the usual summary proceedings. If the Company shall so remain in possession of all or of any part of the Premises, said monthly rental shall be in amounts established by the Collateral Agent (at the direction of the Majority Banks).



	6.3 Upon the occurrence of an Event of Default under this Mortgage, there will be added to and included as part of the Liabilities, and allowed in any decree for sale of the Mortgaged Property or in any judgment rendered in connection with this Mortgage or the Other Agreements the following: (A) all of the costs, fees and the expenses of taking possession of the Mortgaged Property and of the holding, using, leasing, maintaining, insuring, repairing and selling of the Mortgaged Property, including, but not limited to, the costs, fees, charges, expenses and attorneys' fees specified in Paragraph 6.4 below; (B) receivers' fees; (C) any and all expenditures which may be paid or incurred by or on behalf of the Mortgagees for appraisers' fees, documentary and expert evidence, stenographers' charges, publication costs, fees and expenses for examination of title, title searches, guaranty policies, Torrens certificates and other similar data and assurances with respect to the title to the Mortgaged Property; (D) all prepayment or similar premiums, if any; and (E) all other costs, fees and expenses which the Mortgagees deem necessary to prosecute or enforce any right or remedy they have under this Mortgage, the Other Agreements, at law, in equity or otherwise, or to inform bidders at any sale which may be had pursuant to their rights hereunder, of the true condition of title or of the value of the Mortgaged Property. All such costs, charges, expenses, prepayment or like premiums, fees and other expenditures shall be a part of the Liabilities, secured by this Mortgage and the Other Agreements, payable on demand and shall bear interest at the Default Rate from the date of the Mortgagees' payment thereof until repaid to the Mortgagees.



	6.4 If foreclosure proceedings are instituted upon this Mortgage, or if the Collateral Agent (at the direction of the Majority Banks) shall be a party to, shall intervene, or file any petition, answer, motion or other pleading in any suit or proceeding relating to or in connection with the Mortgaged Property, the Liabilities or the Obligations, or if any or all of the Mortgagees shall incur or pay any expenses, costs, charges, fees or attorneys' fees by reason of the employment of counsel for advice with respect to the Mortgaged Property, the Liabilities or the Obligations, and whether in court proceedings or otherwise, such expenses, costs, charges and all of the Mortgagees' attorneys' fees shall be part of the Liabilities, secured by this Mortgage and the Other Agreements, payable on demand and shall bear interest at the Default Rate from the date of the Mortgagees' payment thereof until paid.



	6.5 Subject to Paragraph 7.8 below, the Company waives the right to direct the application of all proceeds of any foreclosure sale of the Mortgaged Property at any time or times hereafter received by the Collateral Agent, and the Company agrees that the Collateral Agent shall have the continuing exclusive right to apply and reapply any and all payments in such manner and in such order as the Collateral Agent (at the direction of the Majority Banks) may deem advisable, including, but not limited to, the payment of any costs, fees and expenses due and owing by the Company to the Mortgagees in connection with the Liabilities, the Obligations, this Mortgage or the Other Agreements.



	6.6 If the Collateral Agent (at the direction of the Majority Banks) commences judicial proceedings to foreclose this Mortgage, the Company, on behalf of itself, its successors, heirs and permitted assigns, and each and every Person which the Company may legally bind which acquires any interest in or title to the Mortgaged Property subsequent to the date of this
Mortgage: (a) does hereby expressly waive any and all rights of appraisement, valuation, stay, extension and, to the extent permitted by law, redemption from sale under any order or decree of foreclosure of this Mortgage; and (b) does hereby agree that when sale is had under any decree of foreclosure of this Mortgage, upon confirmation of such sale, the master in chancery or other officer making such sale, or his successor in office, shall be and is hereby authorized immediately to execute and deliver to any purchaser at any sale a deed conveying the Mortgaged Property, showing the amount paid therefor, or if purchased by the Person in whose favor the order or decree is entered, the amount of his bid therefor.



	6.7 The Collateral Agent (at the direction of the Majority Banks) shall have the right to sue for any sums, whether interest, principal or other sums required to be paid by or for the account of the Company under the terms of this Mortgage or the Other Agreements as the same become due, or for any other of the Liabilities which shall become due, and without prejudice to the right of the Collateral Agent (at the direction of the Majority Banks) thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Company existing at the time such earlier action was commenced.



	6.8 No right or remedy of the Mortgagees enforceable hereunder by the Collateral Agent is exclusive of any other right or remedy hereunder or now or hereafter existing at law, in equity or otherwise, but is cumulative and in addition thereto and the Collateral Agent (at the direction of the Majority Banks) may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law, in equity or otherwise, without first exhausting or affecting or impairing the security or any right or remedy afforded by this Mortgage.
No delay in exercising, or omission to exercise, any right or remedy will impair any such right or remedy or will be construed to be a waiver of any default by the Company hereunder, or acquiescence therein, nor will it affect any subsequent default hereunder by the Company of the same or different nature. Every such right or remedy may be exercised independently or concurrently, and when and so often as may be deemed expedient by the Collateral Agent (at the direction of the Majority
Banks). No terms or conditions contained in this Mortgage may be waived, altered or changed except as evidenced in writing signed by the Company and the Mortgagees.



	6.9 If any rate of interest described in this Mortgage or the Other Agreements is greater than the rate of interest permitted to be charged or collected by applicable law, as the case may be, such rate of interest shall automatically be reduced to the maximum rate of interest permitted to be charged or collected by applicable law.



	6.10 Any failure of the Mortgagees to insist upon the strict performance by the Company of any of the terms and provisions of this Mortgage or the Other Agreements, shall not be or be deemed to be a waiver of any of the terms and provisions thereof, and the Mortgagees, notwithstanding any such failure, shall have the right at any time or times thereafter to insist upon the strict performance by the Company of any and all of the terms and provisions thereof to be performed by such party. Neither the Company nor any other Person now or hereafter obligated for the payment of the whole or any part of the Liabilities shall be relieved of such obligation by reason of (A) the sale, conveyance or other transfer of the Mortgaged Property, (B) the failure of any Mortgagee to comply with any request of the Company or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or the Other Agreements, (C) the release, regardless of consideration, of the whole or any part of the collateral or security held for the Liabilities or the Obligations, or (D) any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and the Mortgagees extending or modifying the time for payment of the Liabilities or performance of the Obligations, without first having obtained the consent of the Company or such other Person and, in such case, the Company and all such other Persons shall continue to be liable on account of the Liabilities and the Obligations and to make such payments according to the terms of any such agreement, extension or modification unless expressly released and discharged in writing by the Mortgagees. The Collateral Agent (at the direction of the Majority Banks), without notice, may release, regardless of consideration, any part of the security held for the Liabilities or the Obligations without, as to the remainder of the security therefor, in any way impairing or affecting the Mortgagees' Lien or the priority of the Mortgagees' Lien over any subordinate lien. The Collateral Agent (at the direction of the Majority Banks) may resort for the payment of the Liabilities to any other security therefor held by the Mortgagees in such order and manner as the Collateral Agent (at the direction of the Majority Banks) may elect.



7.  MISCELLANEOUS



	7.1 Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon receipted delivery by overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company or the Mortgagees at the following addresses or such other addresses as the Company or the Mortgagees specify in like manner; provided, however, that notices of a change of address shall be effective only upon receipt thereof.



If to LaSalle,                                 With a copy to:

then to:
	 LaSalle National Bank                 Fagel & Haber
	 120 South LaSalle Street              140 South Dearborn, Suite 1400
	 Chicago, Illinois  60603              Chicago, Illinois 60603
	 Attention:  Mr. Thomas J. Bieke       Attention:  Gina M. Gentili, Esq.

If to the                                      With a copy to:
Collateral Agent
or the Agent,   LaSalle National Bank          Fagel & Haber
then to: 120 South LaSalle Street              140 South Dearborn, Suite 1400
	 Chicago, Illinois  60603              Chicago, Illinois  60603
	 Attention:  Mr. Thomas J. Bieke       Attention:  Gina M. Gentili, Esq.



If to Harris,                                   With a copy to:
then to:
	Harris Trust and Savings Bank           Chapman & Cutler
	111 West Monroe Street                  111 West Monroe Street
	Chicago, Illinois  60603                Chicago, Illinois 60603
	Attention:  Mr. John Smart              Attn: Edward L. Lembitz, Esq.



If to NBD,                                    With a copy to:
then to:
	NBD Bank                              Honigman, Miller,
	611 Woodward Avenue                   Schwartz & Cohn
	Detroit, Michigan  48226              2290 First National Building
	Attention:  Mr. Andrew Arton          Detroit, Michigan 48226
					      Attn.: Theodore Sylwestrazak, Esq.



If to the Company,                              With a copy to:
then to:
	Champion Parts, Inc.                    Lord,Bissell & Brook
	2525 22nd Street                        115 S. LaSalle St., Ste. 2500
	Oak Brook, Illinois  60521              Chicago, Illinois 60603
	Attention:  Executive Vice President    Attention:  Louis E. Rosen, Esq.



	7.2 All the covenants contained in this Mortgage will run with the land. Time is of the essence of this Mortgage and all provisions herein relating thereto shall be strictly construed.



	7.3 This Mortgage, and all the provisions hereof, will be binding upon and inure to the benefit of the successors, parents, subsidiaries, divisions and affiliates of the Company, and the successors, parents, subsidiaries, divisions, affiliates and assigns of the Mortgagees. This Mortgage may not be assigned by the Company, but may be assigned by any Mortgagee without notice to the Company.



	7.4 Wherever possible, each provision of this Mortgage shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Mortgage is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Mortgage, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.



	7.5 The terms and provisions of the Other Agreements are incorporated herein by this reference thereto.



	7.6 In acting under or by virtue of this Mortgage, the Collateral Agent shall be entitled to all the rights, authority, privileges and immunities provided to the Agent or the collateral Agent in Article 10 of the Credit Agreement, all of which provisions of Article 10 are incorporated by reference herein with the same force and effect as if set forth herein. Without limiting the foregoing, the Collateral Agent hereby disclaims any representation or warranty to the Banks or the Agent concerning the creation, validity, enforceability, perfection or priority of the security interest granted hereunder or under any of the Other Agreements or the value of the Mortgaged Property hereunder or under any of the Other Agreements and the Collateral Agent shall not be required to take any action with respect to any Event of Default except for those expressly directed by the Majority Banks. The Company acknowledges and agrees that it is not a beneficiary of the rights, powers, duties and obligations provided for between the Collateral Agent and the Banks and that the Company shall not be entitled to any rights or claims or any immunities or defenses as a result of (i) the Collateral Agent's actions or inactions without the consent of the Majority Banks, or (ii) any breach of the Collateral Agent's representations, warranties, covenants or obligations, if any, to the Banks.



	7.7 This Mortgage is given to secure, among other things, the Liabilities. This Mortgage shall secure not only presently existing indebtedness under the Other Agreements, but also future advances, whether such advances are obligatory, to be made at the option of the Bank or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The lien of this Mortgage shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the Clinton
County, Pennsylvania Recorder's Office. The total principal amount of the Liabilities secured hereby shall not exceed the principal amount of Eighteen Million Six Hundred Forty-Two
Thousand Nine Hundred Forty-Six and no/100 Dollars
($18,642,946.00), plus interest thereon, any disbursements made for payment of taxes, special assessments or insurance on the Mortgaged Property and any other costs, fees, expenses or other indebtedness owed by the Company to the Bank pursuant to this Mortgage or the Other Agreements. This Mortgage shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Mortgaged Property given priority by law.



	7.8 Notwithstanding Paragraph 7.7 above or any other provisions in this Mortgage or in any of the Other Agreements to the contrary, (A) the Mortgagees shall not receive or recover proceeds in connection with this Mortgage and the California
Deed of Trust in excess of the principal amount of Two Million
Five Hundred Thousand and no/100 Dollars ($2,500,000.00), plus
(i) accrued interest on the outstanding amount of the "Fresno and Beech Creek Real Estate Advance" (as defined in the Credit
Agreement), (ii) any disbursements made for payment of taxes, special assessments or insurance on the Mortgaged Property or the real property commonly known as 2696 South Maple Street, Fresno, California (the "Fresno Property"), and (iii) any other costs, fees, or expenses owed by Mortgagor or CPR to the Mortgagees relating to the Mortgaged Property and/or the Fresno
Property, and (B) at any foreclosure sale of the Mortgaged
Property, the amount of the Liabilities which the Collateral
Agent (at the direction of the Majority Banks) may bid, as the equivalent of cash, shall not exceed the amount determined pursuant to this Paragraph 7.8.



	7.9 Notwithstanding any other provisions in this Mortgage or in any of the Other Agreements to the contrary: (A) the Company shall have the right to cause the release of this Mortgage and the California Deed of Trust, and Mortgagees shall release this Mortgage and such Deed of Trust, upon receipt by Mortgagees of an amount (the "Release Amount") equal to the lesser of (i) the total sum of all unpaid Liabilities; or (ii) the amount determined in accordance with Paragraph 7.8 above; and (B) whether as a result of a foreclosure sale or any other sale, disposition or refinancing of either or both of the Mortgaged
Property and the real estate secured by the California Deed of Trust, if the proceeds thereof exceed the Release Amount, and provided the Release Amount is received by Mortgagees, all excess proceeds shall belong to the Company free and clear of any lien or security interest under the Other Agreements.



	7.10 The Exhibits referred to herein are attached hereto, made a part hereof and incorporated herein by this reference thereto.



	7.11 Except as otherwise expressly required by Pennsylvania law, the parties agree and intend that this Mortgage, and the respective rights and obligations of the parties hereto, shall be governed by and construed according to the internal laws of the State of Illinois (without regard to its conflict of laws principles). The parties agree and stipulate that this Mortgage was negotiated in Illinois, that this Mortgage was executed, delivered and accepted in Illinois, all payments shall be made to the Mortgagees in Illinois, and that Illinois has a substantial relationship to the parties and to the underlying transaction contemplated by this Mortgage. Notwithstanding the foregoing, the parties agreed that:



		(A) The procedures governing the enforcement by the Mortgagees or provisional remedies against the Company, including by way of illustration, but not limited to, actions for claim and delivery of property, for injunctive relief or for the appointment of a receiver, shall be governed by the laws of the state in which such provisional remedies or relief are sought.



		(B) With respect to any collateral given by the Company to the Mortgagees, the procedures for foreclosing on the liens of the Company shall be governed by the laws of the state in which the collateral is located in which the foreclosure is carried out;
provided, however, that this subparagraph shall in no event be construed to provide that the substantive law of such state shall apply to this Mortgage, the parties intending that the substantive law of the State of Illinois shall govern this Mortgage and all non-procedural incidents of foreclosure, including, but not limited to, the right of the Mortgagees to obtain a judgment for any deficiency following foreclosure.

		(C) In the event of any foreclosure by the Mortgagees on any collateral, regardless of where the collateral is located, the parties agree and intend that the laws of the State of Illinois shall govern the right of the Mortgagees to collect or obtain a judgment for any deficiency following foreclosure, and the parties specifically intend that the laws of other states shall not be applicable.



	7.12 The Company hereby irrevocably appoints and designates Louis E. Rosen, Esq., located at Lord, Bissell & Brook, 115
South LaSalle Street, Suite 3500, Chicago, Illinois 60603, as the Company's true and lawful attorney-in-fact and duly authorized agent to accept any service of legal process or any notice which, notwithstanding the Company's waiver of notice contained in this Mortgage, the Mortgagees desire or elect to provide to the Company, and agrees that service of process upon such attorney-in-fact shall constitute personal service of process upon the Company. The Company shall direct such attorney-in-fact to forward any such notice or service of process to the Company at an address designated by the Company.
The Company and the Mortgagees irrevocably agree, and hereby consent and submit to the jurisdiction of the Court of Common
Pleas of Clinton County, Pennsylvania and the United States
District Court for the Middle District of Pennsylvania, with regard to any litigation, actions or proceedings arising from, relating to or in connection with this Mortgage. The Company hereby waives any right it may have to transfer or change the venue of any litigation, actions or proceedings filed in the Court of Common Pleas of Clinton County, Pennsylvania, or the
United States District Court for the Middle District of
Pennsylvania, and further waives any objection to service of process upon such attorney-in-fact.



	7.13 THE COMPANY AND THE MORTGAGEES EACH HEREBY ABSOLUTELY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY
JURY IN CONNECTION WITH ANY CLAIM, DEMAND, ACTION OR CAUSE OF
ACTION ARISING UNDER OR RELATED TO THIS MORTGAGE, THE
LIABILITIES, THE OBLIGATIONS OR THE OTHER AGREEMENTS, OR ANY
OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED
IN CONNECTION THEREWITH OR RELATED THERETO.



	IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered as of the day and year first above written.



							CHAMPION PARTS, INC.,

							an Illinois corporation





							By:

							Its:



							ATTEST:



							By:

							Its:



STATE OF ILLINOIS       )

				) S.S.

COUNTY OF DU PAGE       )



	I, Carolyn A. Yost, a Notary Public in and for the County and State aforesaid, do hereby certify that Thomas W. Blashill and Thomas W. Blashill, personally known to me to be the Executive
Vice President and Secretary of Champion Parts, Inc. (the
"Company"), whose names are subscribed to the foregoing
Pennsylvania Mortgage and Security Agreement, appeared before me this day in person, and acknowledged that they signed and delivered the said instrument as their free and voluntary act, and as the free and voluntary act of the Company, for the uses and purposes therein set forth.



	GIVEN under my hand and notarial seal this 4th day of August, 1995.





							_________________

							Notary Public





ADDRESS CERTIFICATION





1. On behalf of the Company, I hereby certify that the Company's address is:



		2525 22nd Street

		Oak Brook, Illinois 60521





			By:________________________________

			Its:________________________________





2. On behalf of LaSalle, individually and as Agent and Collateral Agent, I hereby certify that LaSalle's address is:



		120 South LaSalle Street

		Chicago, Illinois 60603





			By:________________________________

			Its:________________________________





3.      On behalf of NBD, I hereby certify that NBD's address is:



		611 Woodward Avenue

		Detroit, Michigan 48226





			By:________________________________

			Its:________________________________





4. On behalf of Harris, I hereby certify that Harris' address is:



		111 West Monroe Street

		Chicago, Illinois 60603





			By:________________________________

			Its:_______________________________



EXHIBIT "A" TO MORTGAGE

MORTGAGED PROPERTY LEGAL DESCRIPTION



	ALL that certain piece or parcel of land situate in Beech Creek Township, Clinton County, Pennsylvania, bounded and described in accordance with a survey of Callum Murray, Registered Engineer, dated October 1, 1978, as follows:



		BEGINNING at an iron pin on the Eastern line of land of Harold
L. Hurwitz, on the Southern line of a fifty (50) foot right-of-way leading to Township Route #327, and being the Northwest corner of the land herein conveyed; thence along the said fifty (50) foot right-of-way, the following six (6) courses and distances: (1) North 55 degrees 32 minutes 00 seconds East, a distance of fifty (50) feet to an iron pin; (2) On an arc
North 35 degrees 12 minutes 21 seconds East, a distance of thirty-five (35) and 45/100 (35.45) feet, with a chord distance of thirty-four and 71/100 (34.71) feet, and a radius of fifty
(50) feet to an iron pin; (3) North 74 degrees 54 minutes 47 seconds East, a distance of three hundred eighty-nine and 86/100
(389.86) feet to an iron pin; (4) South 73 degrees 57 minutes 53 seconds East, on a chord distance of one hundred eighty-five and 69/100 (185.69) feet, which has an arc of one hundred ninety-five and 15/100 (195.15) feet and a radius of one hundred seventy-nine and 63/100 (179.63) feet to an iron pin; (5) South
42 degrees 50 minutes 33 seconds East, a distance of eight hundred sixty and 80/100 (860.80) feet to an iron pin; (6) South
16 degrees 01 minute 33 seconds East, on a chord which has a distance of one hundred sixty-two and 27/100 (162.27) feet and an arc with a distance of one hundred sixty-eight and 35/100
(168.35) feet and having a radius of one hundred seventy-nine and 86/100 (179.86) feet to an iron pin on the line of land of Edward Scantlin; thence along the Northern line of land of Edward Scantlin, South 72 degrees 59 minutes 28 seconds West, a distance of six hundred seventy-three and 94/100 (673.94) feet to an iron pin on the line of land of Harold L. Hurwitz; thence along the Eastern line of land of Harold L. Hurwitz, North 34 degrees 28 minutes 00 seconds West, a distance of one thousand sixty-three and 62/100 (1,063.62) feet to an iron pin, the place of beginning. Containing 15.7815 acres.



	ALSO the right of ingress, egress and regress across the following described fifty (50) foot wide tract of land:



		BEGINNING at an iron pin situate on the North side of Pennsylvania Route No. 150, being a distance of thirty (30) feet from the center line of said Route No. 150 and being the Southeast corner of land of the said Edward Scantlin; thence along land of Edward Scantlin North 10 degrees 44 minutes East, a distance of four hundred fifty-nine and 2/10 (459.2) feet to an iron pin on land of Industrial Development Fund of Clinton
County, Inc.; thence along land of Industrial Development Fund of Clinton County, Inc., North 73 degrees 07 minutes East, a distance of fifty-six and 4/10 (56.4) feet to an iron pin;
thence along land of Fred Sherman South 10 degrees 44 minutes
West, a distance of four hundred eighty-four and 7/10 (484.7) feet to an iron pin situate on the North side of Pennsylvania
Route No. 150; thence along Route No. 150 North 80 degrees 00 minutes West, a distance of fifty (50) feet to the place of beginning.



		AND FURTHER, the right of ingress, egress and regress across the right-of-way to the North of the above right-of-way, being fifty (50) feet in width and extending around the perimeter of the land above described to land of Harold L. Hurwitz, and thence in a Northerly direction to Township Route #327, giving access from Pennsylvania Route 150 to Township Route #327.



EXHIBIT "B" TO MORTGAGE

SUMMARY OF ENVIRONMENTAL ISSUESEXHIBIT "C" TO MORTGAGE

PERMITTED ENCUMBRANCES



The following encumbrances listed on Schedule B of Chicago Title
Insurance Company commitment for ALTA form B policy (commitment number 958100132):



		Numbers:  2(2), 2(3), 3, 4, 5, 7, 8, 9, 14.